EXHIBIT 99.5

Press Release                               SOURCE: Pegasus Wireless Corporation

PEGASUS WIRELESS CORPORATION ISSUES CORPORATE UPDATE
Tuesday, November 1, 2005

Freemont, CA - (BUSINESS WIRE) - November 1, 2005 - Pegasus Wireless Corporation (OTCBB: PGWC) issued a corporate update today that addresses the status of the company's current operations, as well as other accomplishments that have been made and those that are upcoming for Pegasus.

Jasper Knabb, President of Pegasus Wireless, stated, "It is an exciting time for our company, and we are delighted to share our milestones and future plans with the public. I believe that this update will show our shareholders that we are firmly committed to our business plan, and that our previous acquisitions are still working for the overall execution of our business model." In regards to the previously announced Letters of Intent for acquiring electronics manufacturing facilities in both Taiwan and China; the acquisitions have been brought to conclusion, and the facilities overseas are fully operational.
Pegasus now has an accounting team working to make sure that the company complies with the US GAAP Accounting Standards. "Our accounting firm is working diligently to confirm that we are complying with all US GAAP accounting standards. This will be completed, and Pegasus will have full control of the facilities by the end of the calendar year 2005," commented Knabb.

The company also announced that a third Letter of Intent has been signed to acquire one of the top twenty-five distribution facilities in the United States. The auditing has been completed for this acquisition, and the company is looking to have the facility in full operation by the end of 2005. "In accordance with our business model, having a distribution facility here at home is essential to the overall goal that Pegasus will distribute our own products, therefore increasing profit margins," said Knabb.

Pegasus also announced that it has filed an application with the NASDAQ Stock Market, Inc. ("NASDAQ") to make its common stock eligible for quotation on the NASDAQ National Market System ("NASDAQ NMS"). Following the anticipated approval by NASDAQ, the company's common stock would continue to be quoted under the symbol "PGWC." Knabb remarked on the proposed transfer by saying, "Our move to the NASDAQ National Market reflects the continued commitment of Pegasus Wireless Corporation to the maturation and growth as a publicly traded company. We believe that our listing on the National Market will better serve investors by providing greater liquidity and visibility for our shares."

ABOUT PEGASUS WIRELESS CORPORATION
Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. The company creates hardware and software solutions for broadband wireless networking and Internet access applications. Pegasus offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. The company's wireless networking products allow a higher user capacity per base station as compared to the competition. These products also offer advanced security, easy true plug-n-play installation, dynamic load balance, non-interrupting real-time roaming connectivity, e.g. VOIP, and fail-safe, self-healing mesh networking capability. Pegasus Wireless Corporation can be contacted at 800-770-6698 or by visiting their website at: http://www.pegasuswirelesscorp.com/.

NOTES ABOUT FORWARD-LOOKING STATEMENTS:
Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to, (i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and (iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.

Contact:
     Pegasus Wireless Corporation
     Jasper Knabb, 800-770-6698 or 510-490-8288 ext. 202
     ir@pegasuswirelesscorp.com